[SMITH AND COMPANY LOGO
   GRAPHIC OMITTED]


                                      SMITH
                                        &
                                     COMPANY
           A Professional Corporation of Certified Public Accountants




March 10, 2000

Board of Directors
IJNT.net, Inc.
Houston, Texas


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants for IJNT.net, Inc., we hereby consent to the use of our report included in the Financial Statements of Access Communications, Inc. for the year ended December 31, 1997, and dated January 18, 2000, as an exhibit to the Company's current report on Form 8-K dated March 9, 2000, and amended on March 10, 2000.


                                        /s/ Smith & Company

                                      Certified Public Accountants




         10 West 100 South, Suite 700 o Salt Lake City, Utah 84101-1554
              Telephone: (801) 575-8297 o Facsimile: (801) 575-8306
                       E-mail: smith&co@smithandcocpa.com
           Members: American Institute of Certified Public Accountants
                Utah Association of Certified Public Accountants